Exhibit 23

Consent of Independent Registered Public Accounting Firm

Equifax Inc. 401(k) Plan

Atlanta, GA

We consent to the incorporation by reference in Registration Statement (No. 333-04583 and 333-97875) on Form S-8 of Equifax Inc. of our report dated June 23, 2021, relating to our audit of the financial statements and supplemental schedule of Equifax Inc. 401(k) Plan, which appears in this Annual Report on Form 11-K of Equifax Inc. 401(k) Plan for the year ended December 31, 2020.

/s/ Smith & Howard

Atlanta, GA

June 23, 2021